COGNIZANT

                             RETIREMENT EXCESS PLAN








                         Effective as of January 1, 1997

                              COGNIZANT CORPORATION

                             RETIREMENT EXCESS PLAN

                         Effective as of January 1, 1997





                                  INTRODUCTION

Effective as of January 1, 1997, the Cognizant Corporation Retirement Excess Plan (the "Plan") is established by Cognizant Corporation (the "Company") to provide participating employees with retirement benefits in excess of those permitted to be paid under the Cognizant Retirement Plan (the "Qualified Plan") due to the limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), this Plan is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

                      SECTION I--PARTICIPATION IN THE PLAN

All participants in the Qualified Plan shall participate in this Plan whenever their benefits under the Qualified Plan as from time to time in effect would have exceeded the limitations on benefits imposed by Sections 401(a)(17) and 415 of the Code if such benefits were determined as though no provision were contained in the Qualified Plan incorporating such limitations.

                             SECTION II -- BENEFITS

The Corporation shall pay to each participant in the Qualified Plan (or his or her beneficiaries designated to receive benefits from the Qualified Plan) a benefit equal to the excess of (a) over (b), where:

(a) equals the amount that would be payable to the participant (or his or her beneficiaries) under the Qualified Plan in the absence of any provision reducing benefits due to the benefit limitations imposed by Sections 401(a)(17) and 415 of the Code; and

(b) equals the sum of (i) the actual benefits payable to the participant (or his or her beneficiaries) from the Qualified Plan and (ii) the benefits payable to the participant (or his or her beneficiaries) from the Pension Benefit Equalization Plan of The Dun & Bradstreet Corporation (as in effect on October 31, 1996), as determined by the Company in accordance with the methods and assumptions specified in Appendix A of this Plan.

Notwithstanding the foregoing, no benefits shall be payable hereunder unless the participant has a nonforfeitable right to benefits under the Qualified Plan. Benefits hereunder shall be payable at the same time and in the same form as the participant's (or his or her beneficiaries') benefits under the Qualified Plan; provided, however, if an Election (as defined in Section IV of this Plan) has been made and becomes effective prior to the date when benefits under this Plan would otherwise be payable to the participant, the form of payment of benefits under this Plan shall be in the form so elected pursuant to such Election. If an Election becomes effective prior to the date when benefits would be payable and the participant dies prior to the date when benefits would be payable, his or her beneficiaries designated to receive benefits from the Qualified Plan shall receive benefits in the form so elected pursuant to such Election. If the participant has not designated a beneficiary under the Qualified Plan, or if no such beneficiary is living at the time of the participant's death, the amount, if any, payable hereunder upon his or her death shall be distributed to the person or persons who would otherwise be entitled to receive a distribution of the participant's Qualified Plan benefits.

Notwithstanding any Election, if the lump sum value, determined in the same manner as provided under Section IV below, of the benefits payable to the participant (or his or her beneficiaries) under this Plan is $10,000 or less at the time such benefits are payable under this Plan, such benefits shall be payable as a lump sum.

Any portion of the benefits payable under this Plan as a lump sum shall be paid commencing at the same time as benefits payable in any other form hereunder would otherwise be paid.

                          SECTION III--UNFUNDED STATUS

Participants hereunder shall have the status of general unsecured creditors of the Company and this Plan constitutes a mere promise by the Company to make benefit payments at the time or times required hereunder. It is the intention of the Company that this Plan be unfunded for tax purposes and for purposes of Title I of ERISA, and any trust created by the Company and any assets held by such trust to assist the Company in meeting its obligations under the Plan shall meet the requirements necessary to retain such unfunded status.

                     SECTION IV--ELECTION OF FORM OF PAYMENT

(a) A participant under this Plan may elect to receive all, none, or a specified portion, as provided below, of his benefits hereunder as a lump sum and to receive any balance of such benefits in the form of an annuity (an "Election"); provided that any such Election shall be effective for purposes of this Plan only if (i) such participant remains in the employment of the Company or an Affiliate, as the case may be, for a period not less than the full 12 calendar months immediately following the Election Date of such Election (except in the case of such participant's death or disability as provided below), and (ii) such participant complies with the administrative procedures set forth by the Committee with respect to the making of an Election. "Affiliate" shall mean the Company and any other employer which is a member of a "controlled group of corporations," a group under "common control," or an "affiliated service group," all as determined under Code Sections 414(b), (c), (m), (o).

(b) Any portion of the benefit payable to the participant (or his or her beneficiaries) in the form of an annuity shall be paid at the same time and in the same form as his or her benefits under the Qualified Plan. Any portion of the benefit payable to the participant (or his or her beneficiaries) in the form of a lump sum shall be paid in full at the same time as the benefits commence under the Qualified Plan, and no subsequent lump sum benefits will be paid.

(c) A participant may elect a payment form different than the payment form previously elected by him or her by filing a revised election form; provided that any such new Election shall be effective only if the conditions in clauses (i) and (ii) of Section IV(a) above are satisfied with respect to such new Election. Any prior Election made by a participant that has satisfied such conditions remains effective for purposes of this Plan until such participant has made a new Election satisfying such conditions.

(d) A participant making an election under this Section IV may specify the portion of his benefits under this Plan to be received in a lump sum as follows: 0 percent, 25 percent, 50 percent, 75 percent or 100 percent.

(e) In the event a participant who has made an Election dies or becomes disabled within the meaning of the Company's long-term disability plan while employed by the Company or an affiliate and such death or disability occurs during the 12-calendar-month period immediately following the Election Date of such Election, the condition that such participant remain employed with the Company or an affiliate for such 12-
        month period shall be deemed to be satisfied and such Election shall be effective with respect to benefits payable to such participant or participant's beneficiaries under this Plan.

(f) The amount of any portion of the benefits payable as a lump sum under this Section IV will equal the present value of such portion of such benefits, and the present value shall be determined (i) based on a discount rate equal to the average of 85% of the 15-year non-callable U.S. Treasury bond yields as of the close of business on the last business day of each of the three months immediately preceding the date the annuity value is determined and (ii) using the 1983 Group Annuity Mortality Table.

(g) "Election Date" for purposes of this Plan means the date that a properly completed election form with respect to an Election is received by the Company.

                        SECTION V--CESSATION OF BENEFITS

(a) Notwithstanding any other provision of the Plan (except as provided below in this Section V), no benefits or no further benefits, as the case may be, shall be paid to a participant (or his or her beneficiary) if the participant has:

        (i) become a stockholder (unless such stock is listed on a national securities exchange or traded on a daily basis in the over-the-counter market and the participant's ownership interest is not in excess of 2% of the company of which the shares are being purchased), employee, officer, director or consultant of or to a Company, or a member or an employee of or a consultant to a partnership or any other business or firm, which competes with any of the businesses owned or operated by the Company, or if the participant becomes associated with a company, partnership or individual which company, partnership or individual acts as a consultant to businesses in competition with the Company, such participant provided services to such competing businesses, whether or not, in any of the foregoing cases, such participant accepts any form of compensation from such competing entity or consultant; or

        (ii) been discharged from employment with the Company or any affiliate for "cause." "Cause" means (1) willful malfeasance or willful misconduct by the participant in connection with his or her employment, (2) continuing failure to perform such duties as are requested by any employee to whom the participant reports or the board of directors of the Company, or (3) the commission by a participant of (I) any felony or (II) any misdemeanor involving moral turpitude.

(b) In any case described in this Section V, the participant (or his or her beneficiary) shall be given prior written notice that no benefits or no further benefits, as the case may be, will be paid to such participant (or his or her beneficiary). Such written notice shall specify the particular act(s), or failures to act, on the basis of which the decision to cease paying his or her benefits has been made.

(c) Notwithstanding any other provision of the Plan, a participant who receives in a lump sum any portion of his or her benefits hereunder shall receive such lump sum portion of such benefits subject to the condition that if such participant engages in any of the acts described in this Section V, then such participant shall within 60 days after written notice by the Company repay to the Company the amount described in the immediately succeeding sentence. The amount described in this sentence shall equal the amount of the participant's lump sum benefit under this Plan to which such participant would not have been entitled, if such lump sum benefit had instead been payable in the form of an annuity under this Plan and such annuity payments were subject to the provisions of this Section V.


(d) Notwithstanding anything to the contrary contained herein, the provisions of this Section V shall be of no further force or effect from and after a "Change in Control" with respect to participants then employed by the Company or its Affiliates. For this purpose, a "Change in Control" shall mean:

        (i) any "Person," as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding securities;

        (ii) during any period of 24 months (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the board of directors of the Company (the "Board"), and any new director (other than (a) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraphs (i), (iii) or (iv) of this Section V(d), (b) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (c) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

        (iii) the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (1) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66_% of the combined voting powers of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (2) after which no Person holds 20% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity; or

        (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                               SECTION VI--FUNDING

Benefits payable under this Plan shall not be funded and shall be made out of the general funds of the Company; provided, however, that the Company reserves the right to establish one or more trusts to provide alternate sources of benefit payments under this Plan, provided, further, however, that upon the occurrence of a "Potential Change in Control" of the Company, as defined below, the appropriate officers of the Company are required to make contributions to such a trust fund, established as an alternate source of benefits payable under the Plan, as are necessary to fund the lump sum payments to Plan participants required pursuant to Section V of this Plan in the event of a Change in Control of the Company; provided, further, however, that if payments are made from such trust fund, such payments will satisfy the Company's obligations under this Plan to the extent made from such trust fund.

In determining the amount of the necessary contribution to the trust fund in the event of a Potential Change in Control, the following actuarial assumptions shall be used: (i) the interest rate used shall be the interest rate used by the Pension Benefit Guaranty Corporation for determining the value of immediate annuities as of January 1st of the year of the occurrence of the Potential Change in Control, (ii) the 1983 Group Annuity Mortality Table shall be used; and (iii) it shall be assumed that all participants will retire or terminate employment with the Company as soon as practicable after the occurrence of the Potential Change in Control.

For the purpose of this Plan, "Potential Change in Control" means:

(a) the Company enters into an agreement, the consumption of which would result in the occurrence of a Change in Control of the Company;

(b) any person (including the Company) publicly announces its intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company;

(c) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company (or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding securities, increases his or her beneficial ownership of such securities by

        5% or more over the percentage so owned by such person; or

(d) The Board of Directors of the Company adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control of the Company has occurred.

                           SECTION VII--MISCELLANEOUS

(a) The Compensation and Benefits Committee of the board of directors of the Company shall be responsible for the administration of the Plan and may delegate to any management committee, employee, director or agent its responsibility to perform any act hereunder, including without limitation those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at the Committee's discretion. The Committee shall have the authority to determine all questions arising in connection with the Plan, to interpret the provisions of the Plan and construe all of its terms, to adopt, amend, and rescind rules and regulations for the administration of the Plan, and generally to conduct and administer the Plan and to make all determinations in connection with the Plan as may be necessary or advisable. All such actions of the Committee shall be conclusive and binding upon all participants and beneficiaries.

(b) The Committee may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part; provided, however, that in the event of termination, the rights of participants to their accrued benefits hereunder shall become nonforfeitable. No termination, suspension or amendment of the Plan may adversely affect a participant's or beneficiary's benefit to which he or she is entitled under the Plan as in effect on the date immediately preceding the date of such termination, suspension or amendment.

(c) Nothing contained herein will confer upon any participant the right to be retained in the service of the Company or any affiliate, nor will it interfere with the right of the Company or any affiliate to discharge or otherwise deal with participants with respect to matters of employment.

(d) A participant's right to benefit payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of such participant or his or her beneficiary.

(e) The Company may withhold from any benefit under the Plan an amount sufficient to satisfy its tax withholding obligations.

(f) The Plan shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state to the extent not preempted by federal law.

In witness whereof, the Company has caused this document to be executed by its officer effective January 1, 1997.

Cognizant Corporation

By:_____________________________

Its:____________________________

Date:___________________________

                                   APPENDIX A

The benefits payable from the Pension Benefit Equalization Plan of The Dun & Bradstreet Corporation (the "PBEP") to participants of this Plan shall be determined as amounts payable monthly in the form of a single life annuity commencing on the first day of the month coincident with or next following the date the participant attains age 65 (the "Normal Retirement Date").

In the event a participant's benefit from this Plan is paid in a form other than a single life annuity, however, the benefits payable from the PBEP shall be adjusted to equal the actuarial equivalent value of the single life annuity amount computed on the basis of mortality rates shown in Appendix B of this Plan and 6.75% interest. In the event a participant's benefit from this Plan commences prior to the participant's Normal Retirement Date, and the participant terminated employment with the Company on or after he or she attained age 55, the benefits payable from the PBEP commencing on the first day of the month coincident with or next following the participant's Normal Retirement Date shall be reduced by 3/12% for each month prior to the Normal Retirement Date (or age 60 if the participant has 35 years of service on his or her Early Retirement
Date) that benefits commence. In the event a participant's benefit from this Plan commences prior to the participant's Normal Retirement Date, and the participant terminated employment with the Company before he or she attained age 55, the benefits payable from the PBEP as determined in accordance with the provisions set forth above shall be adjusted to equal the actuarial equivalent value of such amount computed on the basis of mortality rates shown in Appendix B of this Plan and 6.75% interest.


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


                                   APPENDIX B

                                 MORTALITY RATES

Age         Participant        Beneficiary                  Age          Participant        Beneficiary
---         -----------        -----------                  ---          -----------        -----------

25          .000581            .000470                      68           .024559            .018359
26          .000610            .000497                      69           .026871            .020335
27          .000644            .000526                      70           .029559            .022766
28          .000681            .000557                      71           .032952            .025919
29          .000720            .000591                      72           .036762            .029529
30          .000763            .000629                      73           .040907            .033496
31          .000811            .000669                      74           .045427            .037808
32          .000866            .000714                      75           .050298            .042428
33          .000923            .000762                      76           .055809            .047551
34          .000988            .000814                      77           .062080            .053217
35          .001059            .000873                      78           .069068            .059419
36          .001136            .000936                      79           .076746            .066152
37          .001223            .001077                      80           .084955            .073330
38          .001318            .001084                      81           .093582            .080901
39          .001423            .001168                      82           .102603            .088868
40          .001539            .001261                      83           .111984            .097236
41          .001682            .001369                      84           .121754            .106074
42          .001869            .001497                      85           .131910            .115436
43          .002097            .001647                      86           .142522            .125403
44          .002364            .001815                      87           .153693            .136075
45          .002670            .002005                      88           .165518            .147557
46          .003011            .002216                      89           .178093            .159954
47          .003388            .002449                      90           .191529            .173397
48          .003797            .002705                      91           .203702            .185997
49          .004241            .002983                      92           .216646            .199614
50          .004717            .003289                      93           .230478            .214387
51          .005216            .003594                      94           .245331            .230463


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


Age         Participant        Beneficiary                  Age          Participant        Beneficiary
---         -----------        -----------                  ---          -----------        -----------


52          .005746            .003926                       95          .261353            .248008
53          .006310            .004288                       96          .278704            .267202
54          .006907            .004683                       97          .297562            .288242
55          .007538            .005112                       98          .318124            .311344
56          .008206            .005588                       99          .340598            .336741
57          .008916            .006123                      100          .365204            .364688
58          .009679            .006729                      101          .392179            .395460
59          .010510            .007415                      102          .421772            .429358
60          .011426            .008190                      103          .455805            .467222
61          .012449            .009063                      104          .496440            .510917
62          .013608            .010042                      105          .545840            .562310
63          .014928            .011131                      106          .606167            .623265
64          .016449            .012338                      107          .679585            .695646
65          .018207            .013671                      108          .768255            .781319
66          .020245            .015129                      109          .874340            .882150
67          .022388            .016662                      110          .999999            .999999


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


TABLE OF CONTENTS                                                           PAGE
-----------------                                                           ----

INTRODUCTION...................................................................1

SECTION I -- PARTICIPATION IN THE PLAN.........................................2

SECTION II -- BENEFITS.........................................................3

SECTION III -- UNFUNDED STATUS.................................................5

SECTION IV -- ELECTION OF FORM OF PAYMENT......................................6

SECTION V -- CESSATION OF BENEFITS.............................................8

SECTION VI -- FUNDING.........................................................11

SECTION VII -- MISCELLANEOUS..................................................13